AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                           FLAG FINANCIAL CORPORATION

                                       AND

                          THREE RIVERS BANCSHARES, INC.

                         Dated as of February 12, 1998


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iv
                                TABLE OF CONTENTS
                                                                            Page
Preamble...................................................................... 1

ARTICLE 1. TRANSACTIONS AND TERMS OF MERGER....................................2

1.1. MERGER....................................................................2
1.2. TIME AND PLACE OF CLOSING.................................................2
1.3 EFFECTIVE TIME.............................................................2

ARTICLE 2. TERMS OF MERGER.....................................................2

2.1. CHARTER...................................................................2
2.2. BYLAWS....................................................................2
2.3 DIRECTORS AND OFFICERS.....................................................2

ARTICLE 3. MANNER OF CONVERTING SHARES.........................................3

3.1. CONVERSION OF SHARES......................................................3
3.2. ANTI-DILUTION PROVISIONS..................................................3
3.3. SHARES HELD BY THREE RIVERS OR FLAG.......................................3
3.4. DISSENTING SHAREHOLDERS...................................................3

ARTICLE 4. EXCHANGE OF SHARES..................................................4

4.1. EXCHANGE PROCEDURES.......................................................4
4.2. RIGHTS OF FORMER THREE RIVERS SHAREHOLDERS................................5
4.3. REGISTRATION OF SHARES....................................................5

ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF THREE RIVERS......................6

5.1. ORGANIZATION, STANDING, AND POWER.........................................6
5.2. AUTHORITY OF THREE RIVERS; NO BREACH BY AGREEMENT.........................6
5.3. CAPITAL STOCK.............................................................7
5.4. THREE RIVERS SUBSIDIARIES.................................................7
5.5. FINANCIAL STATEMENTS......................................................8
5.6. ABSENCE OF UNDISCLOSED LIABILITIES........................................9
5.7. ABSENCE OF CERTAIN CHANGES OR EVENTS......................................9
5.8. TAX MATTERS...............................................................9
5.9. ALLOWANCE FOR POSSIBLE LOAN LOSSES.......................................10
5.10. ASSETS..................................................................11
5.11. INTELLECTUAL PROPERTY...................................................11
5.12. ENVIRONMENTAL MATTERS...................................................12
5.13. COMPLIANCE WITH LAWS....................................................13
5.14. LABOR RELATIONS.........................................................13
5.15. EMPLOYEE BENEFIT PLANS..................................................14
5.16. MATERIAL CONTRACTS......................................................16
5.17. LEGAL PROCEEDINGS.......................................................16
5.18. REPORTS.................................................................17
5.19. STATEMENTS TRUE AND CORRECT.............................................17
5.20. ACCOUNTING, TAX AND REGULATORY MATTERS..................................17
5.21. CHARTER PROVISIONS......................................................18
5.22. BOARD RECOMMENDATION....................................................18
5.23. Y2K.....................................................................18

ARTICLE 6. REPRESENTATIONS AND WARRANTIES OF FLAG.............................19

6.1. ORGANIZATION, STANDING, AND POWER........................................19
6.2. AUTHORITY OF FLAG; NO BREACH BY AGREEMENT................................19

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6.3. CAPITAL STOCK............................................................20
6.4. FLAG SUBSIDIARIES........................................................20
6.5. SEC FILINGS; FINANCIAL STATEMENTS........................................21
6.6. ABSENCE OF UNDISCLOSED LIABILITIES.......................................22
6.7. ABSENCE OF CERTAIN CHANGES OR EVENTS.....................................22
6.8. TAX MATTERS..............................................................22
6.9. ALLOWANCE FOR POSSIBLE LOAN LOSSES.......................................24
6.10. ASSETS..................................................................24
6.11. INTELLECTUAL PROPERTY...................................................25
6.12. ENVIRONMENTAL MATTERS...................................................25
6.13. COMPLIANCE WITH LAWS....................................................26
6.14. LABOR RELATIONS.........................................................26
6.15. EMPLOYEE BENEFIT PLANS..................................................27
6.16. MATERIAL CONTRACTS......................................................29
6.17. LEGAL PROCEEDINGS.......................................................29
6.18. REPORTS.................................................................30
6.19. STATEMENTS TRUE AND CORRECT.............................................30
6.20. ACCOUNTING, TAX AND REGULATORY MATTERS..................................30
6.21. CHARTER PROVISIONS......................................................30
6.22. BOARD RECOMMENDATION....................................................31
6.23. Y2K.....................................................................31

ARTICLE 7. CONDUCT OF BUSINESS PENDING CONSUMMATION...........................31

7.1. AFFIRMATIVE COVENANTS OF THREE RIVERS....................................31
7.2. NEGATIVE COVENANTS OF THREE RIVERS.......................................31
7.3. AFFIRMATIVE COVENANTS OF FLAG............................................33
7.4. NEGATIVE COVENANTS OF FLAG...............................................34
7.5. ADVERSE CHANGES IN CONDITION.............................................36
7.6. REPORTS..................................................................36

ARTICLE 8. ADDITIONAL AGREEMENTS..............................................36

8.1. SHAREHOLDER APPROVAL.....................................................36
8.2. APPLICATIONS.............................................................37
8.3. FILINGS WITH STATE OFFICES...............................................37
8.4. AGREEMENT AS TO EFFORTS TO CONSUMMATE....................................37
8.5. INVESTIGATION AND CONFIDENTIALITY........................................37
8.6. PRESS RELEASES...........................................................38
8.7. CERTAIN ACTIONS..........................................................38
8.8. ACCOUNTING AND TAX TREATMENT.............................................38
8.9. CHARTER PROVISIONS.......................................................39
8.10. AGREEMENTS OF AFFILIATES................................................39
8.11. EMPLOYEE BENEFITS AND CONTRACTS.........................................39
8.12. INDEMNIFICATION.........................................................40

ARTICLE 9. CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE..................41

9.1. CONDITIONS TO OBLIGATIONS OF EACH PARTY..................................41
9.2. CONDITIONS TO OBLIGATIONS OF FLAG........................................42
9.3. CONDITIONS TO OBLIGATIONS OF THREE RIVERS................................43

ARTICLE 10. TERMINATION.......................................................44

10.1. TERMINATION.............................................................44
10.2. EFFECT OF TERMINATION...................................................45
10.3. NON-SURVIVAL OF REPRESENTATIONS AND COVENANTS...........................45

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ARTICLE 11. MISCELLANEOUS.....................................................45

11.1. DEFINITIONS.............................................................45
11.2. EXPENSES................................................................53
11.3. BROKERS AND FINDERS.....................................................53
11.4. ENTIRE AGREEMENT........................................................54
11.5. AMENDMENTS..............................................................54
11.6. WAIVERS.................................................................54
11.7. ASSIGNMENT..............................................................55
11.8. NOTICES.................................................................55
11.9. GOVERNING LAW...........................................................56
11.10. COUNTERPARTS...........................................................56
11.11. CAPTIONS; ARTICLES AND SECTIONS........................................56
11.12. INTERPRETATIONS........................................................56
11.13. ENFORCEMENT OF AGREEMENT...............................................56
11.14. SEVERABILITY...........................................................56


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                                LIST OF EXHIBITS


Exhibit Number           Description

         1.  Forms of agreement of affiliates of Three Rivers. (ss. 8.10(a)).

         2.  Matters  as to which  Morris,  Manning & Martin  will  opine.  (ss.
             9.2(d)).

         3.  Form of Claims Letter (ss. 9.2(f)).

         4. Matters as to which Powell, Goldstein, Frazer & Murphy LLP will opine. (ss. 9.3(d)).






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




                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of February 12, 1998, by and between FLAG FINANCIAL CORPORATION ("FLAG"), a Georgia corporation, and THREE RIVERS BANCSHARES, INC. ("Three Rivers"), a Georgia corporation.

                                    Preamble

         The respective Boards of Directors of Three Rivers and FLAG are of the opinion that the transactions described herein are in the best interests of the parties to this Agreement and their respective shareholders. This Agreement provides for the combination of Three Rivers with FLAG pursuant to the merger of Three Rivers with and into FLAG. At the effective time of such merger, the outstanding shares of the capital stock of Three Rivers shall be converted into shares of the common stock of FLAG (except as provided herein). As a result, shareholders of Three Rivers shall become shareholders of FLAG and FLAG shall conduct the business and operations of Three Rivers. The transactions described in this Agreement are subject to the approvals of the shareholders of Three Rivers, the Board of Governors of the Federal Reserve System, the Georgia Department of Banking and Finance and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the merger for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code, and for accounting purposes shall qualify for treatment as a pooling of interests.

         Certain  terms used in this  Agreement  are  defined  in  Section  11.1 hereof.

         NOW,   THEREFORE,   in  consideration  of  the  above  and  the  mutual
warranties, representations, covenants, and agreements set forth herein, the parties agree as follows:






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                                   ARTICLE 1.
                        TRANSACTIONS AND TERMS OF MERGER

         1.1. Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, Three Rivers shall be merged with and into FLAG in accordance with the provisions of Section 14-2-1101 of the GBCC and with the effect provided in Section 14-2-1106 of the GBCC (the "Merger"). FLAG shall be the Surviving Corporation resulting from the Merger and shall continue to be governed by the Laws of the State of Georgia. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of Three Rivers and FLAG, as set forth herein.

         1.2. Time and Place of Closing. The closing of the transactions contemplated hereby (the "Closing") will take place at 9:00 A.M. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 A.M.), or at such other time as the Parties, acting through their authorized officers, may mutually agree. The Closing shall be held at such location as may be mutually agreed upon by the Parties.

         1.3 Effective Time. The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time the Certificate of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Georgia (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the authorized officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on the fifth business day following the last to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, and (ii) the earliest date on which the shareholders of Three Rivers have approved this Agreement to the extent such approval is required by applicable Law; provided, however, that the date of the Effective Time shall not extend past the termination date set forth in W039 10.1(e) hereof.

                                   ARTICLE 2.
                                 TERMS OF MERGER

         2.1.  Charter.   The  Articles  of  Incorporation  of  FLAG  in  effect
immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until duly amended or repealed.

         2.2. Bylaws. The Bylaws of FLAG in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until duly amended or repealed.

         2.3      Directors and Officers.

                  (a) The directors of the Surviving Corporation shall be (i) the directors of FLAG immediately prior to the Effective Time and (ii) J. Preston Martin, together with such additional persons as may thereafter be elected. Such persons shall serve as the directors of the Surviving Corporation

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from and after the Effective Time in accordance with the Bylaws of the Surviving
Corporation.

                  (b) The executive officers of the Surviving Corporation shall be (i) the executive officers of FLAG immediately prior to the Effective Time and (ii) J. Preston Martin, Senior Vice President, together with such additional persons as may thereafter be elected. Such persons shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation.

                                   ARTICLE 3.
                           MANNER OF CONVERTING SHARES

         3.1. Conversion of Shares. Subject to the provisions of this Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of FLAG, Three Rivers, or the shareholders of either of the foregoing, the shares of the constituent corporations shall be converted as follows:

                  (a) Each share of capital stock of FLAG issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

                  (b) Each share of Three Rivers Common Stock (excluding shares held by any Three Rivers Entity or any FLAG Entity, in each case other than in a fiduciary capacity or as a result of debts previously contracted, and excluding shares held by shareholders who perfect their statutory dissenters' rights as provided in Section 3.4) issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive forty-eight (48) shares of FLAG Common Stock (the "Exchange Ratio").

         3.2. Anti-Dilution Provisions. In the event FLAG changes the number of shares of FLAG Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) and prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

         3.3. Shares Held by Three Rivers or FLAG. Each of the shares of Three Rivers Common Stock held by any Three Rivers Entity or by any FLAG Entity, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

         3.4. Dissenting Shareholders. Any holder of shares of Three Rivers Common Stock who perfects his dissenters' rights in accordance with and as contemplated by Article 13, Part 2 of Title 14 of the GBCC shall be entitled to receive the value of such shares in cash as determined pursuant to such provision of Law; provided, that no such payment shall be made to any dissenting shareholder unless and until such dissenting shareholder has complied with the


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

applicable provisions of the GBCC and surrendered to Three Rivers the certificate or certificates representing the shares for which payment is being made. In the event that after the Effective Time a dissenting shareholder of Three Rivers fails to perfect, or effectively withdraws or loses, his right to appraisal and of payment for his shares, FLAG shall issue and deliver the consideration to which such holder of shares of Three Rivers Common Stock is entitled under this Article 3 (without interest) upon surrender by such holder of the certificate or certificates representing shares of Three Rivers Common Stock held by him. If and to the extent required by applicable Law, Three Rivers will establish (or cause to be established) an escrow account with an amount sufficient to satisfy the maximum aggregate payment that may be required to be paid to dissenting shareholders. Upon satisfaction of all claims of dissenting shareholders, the remaining escrowed amount, reduced by payment of the fees and expenses of the escrow agent, will be returned to the Surviving Corporation.

                                   ARTICLE 4.
                               EXCHANGE OF SHARES

         4.1. Exchange Procedures. At the Closing, the holders of record of Three Rivers Common Stock shall deliver to FLAG a certificate or certificates which represented shares of Three Rivers Common Stock immediately prior to the Effective Time (the "Certificates"), together with appropriate endorsements for transfer executed by such holders of record, as FLAG have required. In exchange for such Certificates, at the Closing, FLAG shall deliver to each holder of shares of Three Rivers Common Stock (other than shares to be canceled pursuant to Section 3.3 or as to which statutory dissenters' rights have been perfected as provided in Section 3.4) the consideration provided in Section 3.1, together with all undelivered dividends or distributions in respect of such shares without interest thereon) pursuant to Section 4.2. In the event of a transfer of ownership of shares of Three Rivers Common Stock represented by Certificates that are not registered in the transfer records of Three Rivers, the consideration provided in Section 3.1 may be issued to a transferee, if the Certificates representing such shares are delivered to FLAG, accompanied by all documents required to evidence such transfer and by evidence satisfactory to FLAG that any applicable stock transfer taxes have been paid. If any Certificate shall have been lost, stolen, mislaid or destroyed, upon receipt of (i) an affidavit of that fact from the holder claiming such Certificate to be lost, mislaid, stolen or destroyed, (ii) such bond, security or indemnity as FLAG may reasonably require and (iii) any other documents necessary to evidence and effect the bona fide exchange thereof, FLAG shall issue (or shall cause its exchange agent to issue) to such holder the consideration into which the shares represented by such lost, stolen, mislaid or destroyed Certificate shall have been converted. FLAG shall not be obligated to deliver the consideration to which any former holder of Three Rivers Common Stock is entitled as a result of the Merger until such holder surrenders such holder's Certificate or Certificates for exchange as provided in this Section 4.1. Any other provision of this Agreement notwithstanding, FLAG shall not be liable to a holder of Three Rivers Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar Law.

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

         4.2. Rights of Former Three Rivers Shareholders. At the Effective Time, the stock transfer books of Three Rivers shall be closed as to holders of Three Rivers Common Stock immediately prior to the Effective Time and no transfer of Three Rivers Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of
Section 4.1, each Certificate theretofore representing shares of Three Rivers Common Stock (other than shares to be canceled pursuant to Sections 3.3 and 3.4) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1 and 3.5 in exchange therefor, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by Three Rivers in respect of such shares of Three Rivers Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. To the extent permitted by Law, former shareholders of record of Three Rivers shall be entitled to vote after the Effective Time at any meeting of FLAG shareholders the number of whole shares of FLAG Common Stock into which their respective shares of Three Rivers Common Stock are converted, regardless of whether such holders have exchanged their Certificates for certificates representing FLAG Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by FLAG on the FLAG Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of FLAG Common Stock issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of FLAG Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any Certificate until such holder surrenders such Certificate for exchange as provided in Section 4.1. However, upon surrender of such Certificate, both the FLAG Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered dividends and cash payments payable hereunder (without interest) shall be delivered and paid with respect to each share represented by such Certificate.

         4.3. Registration of Shares. Within six (6) months following the Effective Time, FLAG shall, with the cooperation of the former shareholders of Three Rivers, prepare and file a Registration Statement on Form S-3 of the S.E.C. to effect registration of the FLAG shares received in this transaction, and shall take all necessary steps to list the shares so registered on the Nasdaq National Market. FLAG will use its best efforts to maintain the effectiveness of such Registration Statement for no less than two years, the Registration Statement on Form S-3 shall be a "shelf" Registration Statement pursuant to which the FLAG Common Stock held by the Three Rivers shareholders are being offered, and from time to time FLAG will amend or supplement such Registration Statement and the prospectus contained therein to the extent necessary to comply with the 1933 Act and any applicable state securities statute or regulation. FLAG will also provide each former Three Rivers shareholder holding FLAG Common Stock with as many copies of the prospectus contained in any such registration statement as such shareholder may reasonably request.


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                                   ARTICLE 5.
                 REPRESENTATIONS AND WARRANTIES OF THREE RIVERS

         Three Rivers hereby represents and warrants to FLAG as follows:

         5.1. Organization, Standing, and Power. Three Rivers is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Georgia, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. Three Rivers is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Three Rivers Material Adverse Effect. The minute book and other organizational documents for Three Rivers have been made available to FLAG for its review and, except as disclosed in Section 5.1 of the Three Rivers Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

         5.2.     Authority of Three Rivers; No Breach By Agreement.

                  (a)  Three  Rivers  has  the  corporate  power  and  authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Three Rivers, subject to the approval of this Agreement by the holders of a majority of the outstanding shares of Three Rivers Common Stock, which is the only shareholder vote required for approval of this Agreement and consummation of the Merger by Three Rivers. Subject to such requisite shareholder approval, this Agreement represents a legal, valid, and binding obligation of Three Rivers, enforceable against Three Rivers in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                  (b) Neither the execution and delivery of this Agreement by Three Rivers, nor the consummation by Three Rivers of the transactions contemplated hereby, nor compliance by Three Rivers with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Three Rivers' Articles of Incorporation or Bylaws or the certificate or articles of incorporation or bylaws of any Three Rivers Subsidiary or any resolution adopted by the board of directors or the shareholders of any Three Rivers Entity, or
(ii) except as disclosed in Section 5.2 of the Three Rivers Disclosure Memorandum, constitute or result in a Default under, or require any Consent

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

pursuant to, or result in the creation of any Lien on any Asset of any Three Rivers Entity under, any Contract or Permit of any Three Rivers Entity, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Three Rivers Material Adverse Effect, or, (iii) subject to receipt of the requisite Consents referred to in Section 9. 1 (b), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any Three Rivers Entity or any of their respective material Assets (including any FLAG Entity or any Three Rivers Entity becoming subject to or liable for the payment of any Tax or any of the Assets owned by any FLAG Entity or any Three Rivers Entity being reassessed or revalued by any Taxing authority).

                  (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Three Rivers Material Adverse Effect, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Three Rivers of the Merger and the other transactions contemplated in this Agreement.

         5.3.     Capital Stock.

                  (a) As of the date of this Agreement, the authorized capital stock of Three Rivers consists of 1,000,000 shares of Three Rivers Common Stock, of which 8,300 shares are issued and outstanding. All of the issued and outstanding shares of capital stock of Three Rivers are duly and validly issued and outstanding and are fully paid and nonassessable under the GBCC. None of the outstanding shares of capital stock of Three Rivers has been issued in violation of any preemptive rights of the current or past shareholders of Three Rivers.

                  (b) Except as set forth in Section 5.3(a),  or as disclosed in
Section 5.3(b) of the Three Rivers Disclosure Memorandum, there are no shares of capital stock or other equity securities of Three Rivers outstanding and no outstanding Equity Rights relating to the capital stock of Three Rivers.

         5.4. Three Rivers  Subsidiaries.  Three Rivers has disclosed in Section
5.4 of the Three Rivers Disclosure Memorandum all of the Three Rivers Subsidiaries that are corporations (identifying its jurisdiction of incorporation, each jurisdiction in which the character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business, and the number of shares owned and percentage ownership interest represented by such share ownership) and all of the Three Rivers Subsidiaries that are general or limited partnerships, limited liability companies, or other non-corporate entities (identifying the Law under which such entity is organized, each jurisdiction in which the character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business, and the amount and nature of the ownership interest therein). Except as disclosed in Section 5.4 of the Three Rivers

Disclosure Memorandum, Three Rivers or one of its wholly-owned Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each Three Rivers Subsidiary. No capital stock (or other equity interest) of any Three Rivers Subsidiary is or may become required to be issued (other than to another Three Rivers Entity) by reason of any Equity Rights, and there are no Contracts by which any Three Rivers Subsidiary is bound to issue (other than to another Three Rivers Entity) additional shares of its capital stock (or other equity interests) or Equity Rights or by which any Three Rivers Entity is or may be bound to transfer any shares of the capital stock (or other equity interests) of any Three Rivers Subsidiary (other than to another Three Rivers Entity). There are no Contracts relating to the rights of any Three Rivers Entity to vote or to dispose of any shares of the capital stock (or other equity interests) of any Three Rivers Subsidiary. All of the shares of capital stock (or other equity interests) of each Three Rivers Subsidiary held by a Three Rivers Entity are fully paid and (except pursuant to 12 U.S.C. Section 55 in the case of national banks and comparable, applicable state Law, if any, in the case of state depository institutions) nonassessable and are owned by the Three Rivers Entity free and clear of any Lien. Except as disclosed in Section
5.4 of the Three Rivers Disclosure Memorandum, each Three Rivers Subsidiary is either a bank, a savings association, or a corporation, and each such Subsidiary is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each Three Rivers Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Three Rivers Material Adverse Effect. Each Three Rivers Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured by the Bank Insurance Fund. The minute book and other organizational documents for each Three Rivers Subsidiary have been made available to FLAG for its review, and, except as disclosed in Section 5.4 of the Three Rivers Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

         5.5.  Financial   Statements.   Each  of  the  Three  Rivers  Financial
Statements (including, in each case, any related notes) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements), and fairly presented in all material respects the consolidated financial position of Three Rivers and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

         5.6. Absence of Undisclosed Liabilities. No Three Rivers Entity has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Three Rivers Material Adverse Effect, except Liabilities which are accrued or reserved against in the consolidated balance sheets of Three Rivers as of December 31, 1996 or September 30, 1997, included in the Three Rivers Financial Statements or reflected in the notes thereto. No Three Rivers Entity has incurred or paid any Liability since September 30, 1997, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Three Rivers Material Adverse Effect or (ii) in connection with the transactions contemplated by this Agreement.

         5.7. Absence of Certain Changes or Events. Since December 31, 1996, except as disclosed in the Three Rivers Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 5.7 of the Three Rivers Disclosure Memorandum, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Three Rivers Material Adverse Effect, and (ii) the Three Rivers Entities have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of Three Rivers provided in Article 7.

         5.8.     Tax Matters.

                  (a) All Tax Returns required to be filed by or on behalf of any of the Three Rivers Entities have been timely filed or requests for extensions have been timely filed, granted, and, to the Knowledge of Three Rivers, have not expired for such periods, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Three Rivers Material Adverse Effect, and all Tax Returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Three Rivers Material Adverse Effect, except as reserved against in the Three Rivers Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 5.8 of the Three Rivers Disclosure Memorandum. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid. There are no Liens with respect to Taxes upon any of the Assets of the Three Rivers Entities, except for any such Liens which are not reasonably likely to have a Three Rivers Material Adverse Effect or with respect to which the Taxes are not yet due and payable.

                  (b) None of the Three Rivers Entities has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

                  (c) The provision for any Taxes due or to become due for any of the Three Rivers Entities for the period or periods through and including the date of the respective Three Rivers Financial Statements that has been made and is reflected on such Three Rivers Financial Statements is sufficient to cover all such Taxes.

                  (d) Deferred Taxes of the Three Rivers Entities have been provided for in accordance with GAAP.

                  (e) Except as disclosed in Section 5.8 of the Three Rivers Disclosure Memorandum, none of the Three Rivers Entities is a party to any Tax allocation or sharing agreement and none of the Three Rivers Entities has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Three Rivers) or has any Liability for Taxes of any Person (other than Three Rivers and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law) as a transferee or successor or by Contract or otherwise.

                  (f) Each of the Three Rivers Entities is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Three Rivers Material Adverse Effect.

                  (g) Except as disclosed in Section 5.8 of the Three Rivers Disclosure Memorandum, none of the Three Rivers Entities has made any payments, is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments that would be disallowed as a deduction under Sections 28OG or 162(m) of the Internal Revenue Code.

                  (h) Exclusive of the Merger, there has not been an ownership change, as defined in Internal Revenue Code Section 382(g), of the Three Rivers Entities that occurred during or after any Taxable Period in which the Three Rivers Entities incurred a net operating loss that carries over to any Taxable Period ending after December 31, 1996.

                  (i) No Three Rivers Entity has or has had in any foreign country a permanent establishment, as defined in any applicable tax treaty or convention between the United States and such foreign country.

                  (j) All material elections with respect to Taxes affecting the Three Rivers Entities have been or will be timely made.

         5.9. Allowance for Possible Loan Losses. The allowance for possible loan or credit losses (the "Allowance") shown on the consolidated balance sheets of Three Rivers included in the most recent Three Rivers Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the consolidated balance sheets of Three Rivers included in the Three Rivers Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for all known or reasonably anticipated losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of the Three Rivers Entities and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the Three Rivers Entities as of the dates thereof, except where the failure of such Allowance to be so adequate is not reasonably likely to have a Three Rivers Material Adverse Effect.

         5.10.    Assets.

                  (a) Except as disclosed in Section 5.10 of the Three Rivers Disclosure Memorandum or as disclosed or reserved against in the Three Rivers Financial Statements delivered prior to the date of this Agreement, the Three Rivers Entities have good and marketable title, free and clear of all Liens, to all of their respective Assets, except for any such Liens or other defects of title which are not reasonably likely to have a Three Rivers Material Adverse Effect. All tangible properties used in the businesses of the Three Rivers Entities are usable in the ordinary course of business consistent with Three Rivers' past practices.

                  (b) All Assets which are material to Three Rivers' business on a consolidated basis, held under leases or subleases by any of the Three Rivers Entities, are held under valid Contracts enforceable against Three Rivers in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and, assuming the enforceability of such Contract against the third party thereto, each such Contract is in full force and effect.

                  (c) The Three Rivers Entities currently maintain the insurance policies described in Section 5.10(c) of the Three Rivers Disclosure Memorandum. None of the Three Rivers Entities has received written notice from any insurance carrier that (i) any policy of insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no claims for amounts exceeding in any individual case $25,000 pending under such policies of insurance and no written notices of claims in excess of such amounts have been given by any Three Rivers Entity under such policies.

                  (d) The Assets of the Three Rivers Entities include all material Assets required to operate the business of the Three Rivers Entities as presently conducted.

         5.11. Intellectual Property. Each Three Rivers Entity owns or has a license to use all of the Intellectual Property used by such Three Rivers Entity in the ordinary course of its business. Each Three Rivers Entity is the owner of or has a license to any Intellectual Property sold or licensed to a third party by such Three Rivers Entity in connection with such Three Rivers Entity's business operations, and such Three Rivers Entity has the right to convey by sale or license any Intellectual Property so conveyed. No Three Rivers Entity is in material Default under any of its Intellectual Property licenses. No proceedings have been instituted, or are pending or to the Knowledge of Three Rivers threatened, which challenge the rights of any Three Rivers Entity with respect to Intellectual Property used, sold or licensed by such Three Rivers Entity in the course of its business, nor has any person claimed or alleged any rights to such Intellectual Property. To the Knowledge of Three Rivers, the conduct of the business of the Three Rivers Entities does not infringe any Intellectual Property of any other person. Except as disclosed in Section 5.11 of the Three Rivers Disclosure Memorandum, no Three Rivers Entity is obligated to pay any recurring royalties to any Person with respect to any such Intellectual Property.

         5.12.    Environmental Matters.

                  (a) Except as  disclosed  in Section  5.12 of the Three Rivers
Disclosure Memorandum, to the Knowledge of Three Rivers, each Three Rivers Entity, its Participation Facilities, and its Operating Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Three Rivers Material Adverse Effect.

                  (b) There is no Litigation pending or, to the Knowledge of Three Rivers, threatened, before any court, governmental agency, or authority or other forum in which any Three Rivers Entity or any of its Operating Properties or Participation Facilities (or Three Rivers in respect of such Operating Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the emission, migration, release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by any Three Rivers Entity or any of its Operating Properties or Participation Facilities or any neighboring property, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Three Rivers Material Adverse Effect, nor, to the Knowledge of Three Rivers, is there any reasonable basis for any Litigation of a type described in this sentence, except such as is not reasonably likely to have, individually or in the aggregate, a Three Rivers Material Adverse Effect.

                  (c) Except as disclosed in Section 5.12 of the Three Rivers Disclosure Memorandum, during the period of (i) any Three Rivers Entity's ownership or operation of any of their respective current Assets, or (ii) any Three Rivers Entity's participation in the management of any Participation Facility or any Operating Property, to the Knowledge of Three Rivers, there have been no emissions, migrations, releases, discharges, spillages, or disposals of Hazardous Material in, on, at, under, adjacent to, or affecting (or potentially affecting) such properties or any neighboring properties, except such as are not reasonably likely to have, individually or in the aggregate, a Three Rivers Material Adverse Effect. Except as disclosed in Section 5.12 of the Three Rivers Disclosure Memorandum, prior to the period of (i) any Three Rivers Entity's ownership or operation of any of their respective current properties, (ii) any Three Rivers Entity's participation in the management of any Participation Facility or any Operating Property, to the Knowledge of Three Rivers, there were no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, or affecting any such property, Participation Facility or Operating Property, except such as are not reasonably likely to have, individually or in the aggregate, a Three Rivers Material Adverse Effect.

         5.13. Compliance with Laws. Three Rivers is duly registered as a bank holding company under the BHC Act. Each Three Rivers Entity has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Three Rivers Material Adverse Effect, and, to the Knowledge of Three Rivers, there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Three Rivers Material Adverse Effect. Except as disclosed in Section 5.13 of the Three Rivers Disclosure Memorandum, none of the Three Rivers Entities:

                  (a) is in Default under any of the provisions of its Articles of Incorporation or Bylaws (or other governing instruments);

                  (b) is in Default under any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for Defaults which are not reasonably likely to have, individually or in the aggregate, a Three Rivers Material Adverse Effect; or

                  (c) since January 1, 1993, has received any written notification or written communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Three Rivers Entity is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Three Rivers Material Adverse Effect, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Three Rivers Material Adverse Effect, or (iii) requiring any Three Rivers Entity to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business or in any material manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends. Copies of all material reports, correspondence, notices and other documents relating to any inspection, audit, monitoring or other form of review or enforcement action by a Regulatory Authority have been made available to FLAG.

         5.14. Labor Relations. No Three Rivers Entity is the subject of any Litigation asserting that it or any other Three Rivers Entity has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other Three Rivers Entity to bargain with any labor organization as to wages or conditions of employment, nor is any Three Rivers Entity party to any collective bargaining agreement, nor is there any strike or other labor dispute involving any Three Rivers Entity, pending or threatened, or to the Knowledge of Three Rivers, is there any activity involving any Three Rivers Entity's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

         5.15.    Employee Benefit Plans.

                  (a) Three Rivers has disclosed in Section 5.15 of the Three Rivers Disclosure Memorandum, and has delivered or made available to FLAG prior to the execution of this Agreement copies in each case of, all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any Three Rivers Entity or ERISA Affiliate (as defined in subparagraph (c) below) thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "Three Rivers Benefit Plans"). Any of the Three Rivers Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "Three Rivers ERISA Plan." Each Three Rivers ERISA Plan which is also a "defined benefit plan" (as defined in Section 4140 of the Internal Revenue Code) is referred to herein as a "Three Rivers Pension Plan." No Three Rivers Pension Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

                  (b) All Three Rivers Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Three Rivers Material Adverse Effect. Each Three Rivers ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and Three Rivers has no Knowledge of any circumstances likely to result in revocation of any such favorable determination letter. To the Knowledge of Three Rivers, no Three Rivers Entity has engaged in a transaction with respect to any Three Rivers Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any Three Rivers Entity to a Tax imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Three Rivers Material Adverse Effect.

                  (c) No Three Rivers Pension Plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, based on actuarial assumptions set forth for such plan's most recent actuarial valuation. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of any Three Rivers Pension Plan, (ii) no change in the actuarial assumptions with respect to any Three Rivers Pension Plan, and (iii) no increase in benefits under any Three Rivers Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, a Three Rivers Material

Adverse Effect or materially adversely affect the funding status of any such plan. Neither any Three Rivers Pension Plan nor any "single employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any Three Rivers Entity, or the single-employer plan of any entity which is considered one employer with Three Rivers under Section 4001 of ERISA or Section 414 of the Internal Revenue Code or Section 302 of ERISA (whether or not waived) (an "ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA, which is reasonably likely to have a Three Rivers Material Adverse Effect. No Three Rivers Entity has provided, or is required to provide, security to a Three Rivers Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Internal Revenue Code.

                  (d) Within the six-year period preceding the Effective Time, no Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any Three Rivers Entity with respect to any ongoing, frozen, or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to have a Three Rivers Material Adverse Effect. No Three Rivers Entity has incurred any withdrawal Liability with respect to a multiemployer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have a Three Rivers Material Adverse Effect. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Three Rivers Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

                  (e) Except as disclosed in Section 5.15 of the Three Rivers Disclosure Memorandum, no Three Rivers Entity has any Liability for retiree health and life benefits under any of the Three Rivers Benefit Plans and there are no restrictions on the rights of such Three Rivers Entity to amend or terminate any such retiree health or benefit Plan without incurring any Liability thereunder, which Liability is reasonably likely to have a Three Rivers Material Adverse Effect.

                  (f) Except as disclosed in Section 5.15 of the Three Rivers Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any Three Rivers Entity from any Three Rivers Entity under any Three Rivers Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Three Rivers Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit, where such payment, increase, or acceleration is reasonably likely to have, individually or in the aggregate, a Three Rivers Material Adverse Effect.

                  (g) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any Three Rivers Entity and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the Three Rivers Financial Statements to the extent required by and in accordance with GAAP.

         5.16. Material Contracts. Except as disclosed in Section 5.16 of the Three Rivers Disclosure Memorandum or otherwise reflected in the Three Rivers Financial Statements, none of the Three Rivers Entities, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $50,000, (ii) any Contract relating to the borrowing of money by any Three Rivers Entity or the guarantee by any Three Rivers Entity of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, and Federal Home Loan Bank advances or depository institution Subsidiaries, trade payables and Contracts relating to borrowings or guarantees made in the ordinary course of business), (iii) any Contract which prohibits or restricts any Three Rivers Entity from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person, (iv) any Contract between or among Three Rivers Entities,
(v) any Contract relating to the provision of data processing, network communication, or other technical services to or by any Three Rivers Entity,
(vi) any exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial Contract, or any other interest rate or foreign currency protection Contract not included on its balance sheet which is a financial derivative Contract, and (vii) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by Three Rivers with the SEC (assuming Three Rivers were subject to the reporting requirements of the 1934 Act) as of the date of this Agreement (together with all Contracts referred to in Sections 5.10 and 5.15(a), the "Three Rivers Contracts"). With respect to each Three Rivers Contract and except as disclosed in Section 5.16 of the Three Rivers Disclosure Memorandum: (i) assuming the enforceability of such Contract against the third party thereto, each such Contract is in full force and effect; (ii) no Three Rivers Entity is in Default thereunder, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Three Rivers Material Adverse Effect; (iii) no Three Rivers Entity has repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of Three Rivers, in Default in any respect, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Three Rivers Material Adverse Effect, or has repudiated or waived any material provision thereunder. Except as disclosed in Section 5.16 of the Three Rivers Disclosure Memorandum, no officer, director or employee of any Three Rivers Entity is party to any Contract which restricts or prohibits such officer, director or employee from engaging in activities competitive with any Person, including any Three Rivers Entity. All of the indebtedness of any Three Rivers Entity for money borrowed is prepayable at any time by such Three Rivers Entity without penalty or premium.

         5.17. Legal Proceedings. There is no Litigation instituted or pending, or, to the Knowledge of Three Rivers, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any Three Rivers Entity, or against any director, employee or employee benefit plan (acting in such capacity) of any Three Rivers Entity, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Three Rivers Material Adverse Effect, nor are there any Orders of any Regulatory Authorities, other governmental authorities or arbitrators outstanding against any Three Rivers Entity, that are reasonably likely to have, individually or in the aggregate, a Three Rivers Material Adverse Effect.
Section 5.17 of the Three Rivers Disclosure Memorandum contains a summary of all Litigation as of the date of this Agreement to which any Three Rivers Entity is a party and which names a Three Rivers Entity as a defendant or cross-defendant or for which, to the Knowledge of Three Rivers, any Three Rivers Entity has any potential Liability.

         5.18. Reports. Since January 1, 1993, or the date of organization if later, each Three Rivers Entity has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities, except for such filings which the failure to so file is not reasonably likely to have, individually or in the aggregate, a Three Rivers Material Adverse Effect. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         5.19. Statements True and Correct. No statement, certificate, instrument, or other writing furnished or to be furnished by any Three Rivers Entity to FLAG pursuant to this Agreement or any other document, agreement, or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any Three Rivers Entity for inclusion in the registration statement to be filed by FLAG with the SEC in accordance with Section 4.3 will, when such registration statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. All documents that any Three Rivers Entity is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law. No documents to be filed by a Three Rivers Entity with any Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         5.20. Accounting, Tax and Regulatory Matters. No Three Rivers Entity has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying for pooling of interest accounting treatment and as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in

Section 9.1(b) or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

         5.21. Charter Provisions. Each Three Rivers Entity has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of any Three Rivers Entity or restrict or impair the ability of FLAG or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any Three Rivers Entity that may be directly or indirectly acquired or controlled by them.

         5.22.    Board Recommendation.

         The Board of Directors of Three Rivers, at a meeting duly called and held, has by unanimous vote of those directors present (who constituted all of the directors then in office) (i) determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of the shareholders and (ii) resolved to recommend that the holders of the shares of Three Rivers Common Stock approve this Agreement.

         5.23.    Y2K.

         Three Rivers has formed a committee to review policies and directives issued by Regulatory Authorities with respect to preparedness for year 2000 data processing and other operations, and intends to implement such committee's recommendations for ensuring compliance with such policies and directives.

                                   ARTICLE 6.
                     REPRESENTATIONS AND WARRANTIES OF FLAG

         FLAG hereby represents and warrants to Three Rivers as follows:

         6.1. Organization, Standing, and Power. FLAG is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Georgia, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. FLAG is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect. The minute book and other organizational documents for FLAG have been made available to Three Rivers for its review and, except as disclosed in Section 6.1 of the FLAG Disclosure
Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

         6.2.     Authority of FLAG; No Breach By Agreement.

                  (a) FLAG has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of FLAG. This Agreement represents a legal, valid, and binding obligation of FLAG, enforceable against FLAG in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                  (b) Neither the execution and delivery of this Agreement by FLAG, nor the consummation by FLAG of the transactions contemplated hereby, nor compliance by FLAG with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of FLAG's Articles of Incorporation or Bylaws or the certificate or articles of incorporation or bylaws of any FLAG Subsidiary or any resolution adopted by the board of directors or the shareholders of any FLAG Entity, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any FLAG Entity under, any Contract or Permit of any FLAG Entity, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, or (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any FLAG Entity or any of their respective material Assets (including any FLAG Entity becoming subject to or liable for the payment of any Tax or any of the Assets owned by any FLAG Entity being reassessed or revalued by any Taxing authority).

                  (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by FLAG of the Merger and the other transactions contemplated in this Agreement.

         6.3.     Capital Stock.

                  (a) The authorized capital stock of FLAG consists of (i) 20,000,000 shares of FLAG Common Stock, of which 2,036,990 shares are issued and outstanding as of the date of this Agreement, and not more than 3,049,274 shares will be outstanding at the Effective Time, and (ii) 10,000,000 shares of FLAG Preferred Stock, of which no shares are issued and outstanding. All of the issued and outstanding shares of FLAG Capital Stock are, and all of the shares of FLAG Common Stock to be issued in exchange for shares of Three Rivers Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the GBCC. None of the outstanding shares of FLAG Capital Stock has been, and none of the shares of FLAG Common Stock to be issued in exchange for shares of Three Rivers Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of FLAG.

                  (b) Except as set forth in Section 6.3(a),  or as disclosed in
Section 6.3 of the FLAG Disclosure Memorandum, there are no shares of capital stock or other equity securities of FLAG outstanding and no outstanding Equity Rights relating to the capital stock of FLAG.

         6.4. FLAG Subsidiaries. FLAG has disclosed in Section 6.4 of the FLAG Disclosure Memorandum all of the FLAG Subsidiaries that are corporations (identifying its jurisdiction of incorporation, each jurisdiction in which the character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business, and the number of shares owned and percentage ownership interest represented by such share ownership) and all of the FLAG Subsidiaries that are general or limited partnerships, limited liability companies, or other non-corporate entities (identifying the Law under which such entity is organized, each jurisdiction in which the character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business, and the amount and nature of the ownership interest therein). Except as disclosed in Section 6.4 of the FLAG Disclosure Memorandum, FLAG or one of its wholly-owned Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each FLAG Subsidiary. No capital stock (or other equity interest) of any FLAG Subsidiary are or may become required to be issued (other than to another FLAG Entity) by reason of any Equity Rights, and there are no Contracts by which any FLAG Subsidiary is bound to issue (other than to another FLAG Entity) additional shares of its capital stock (or other equity interests) or Equity Rights or by which any FLAG Entity is or may be bound to transfer any shares of the capital stock (or other equity interests) of any FLAG Subsidiary (other than to another FLAG Entity). There are no Contracts relating to the rights of any FLAG Entity to vote or to dispose of any shares of the capital stock (or other equity interests) of any FLAG Subsidiary. All of the shares of capital stock (or other equity interests) of each FLAG Subsidiary held by a FLAG Entity are fully paid and nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the FLAG Entity free and clear of any Lien. Each FLAG Subsidiary is either a bank, savings association or a corporation, and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease and operate its Assets and to carry on its business as now conducted. Each FLAG Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect. Each FLAG Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder. The minute book and other organizational documents for each FLAG Subsidiary have been made available to Three Rivers for its review, and, except as disclosed in Section 6.4 of the FLAG Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

         6.5.     SEC Filings; Financial Statements.

                  (a) FLAG has timely filed and made available to Three Rivers all SEC Documents required to be filed by FLAG since December 31, 1993 (the "FLAG SEC Reports"). The FLAG SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such FLAG SEC Reports or necessary in order to make the statements in such FLAG SEC Reports, in light of the circumstances under which they were made, not misleading. No FLAG Subsidiary is required to file any SEC Documents.

                  (b) Each of the FLAG Financial Statements (including, in each case, any related notes) contained in the FLAG SEC Reports, including any FLAG SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented in all material respects the consolidated financial position of FLAG and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

         6.6.  Absence  of  Undisclosed  Liabilities.  No  FLAG  Entity  has any
Liabilities that are reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, except Liabilities which are accrued or reserved against in the consolidated balance sheets of FLAG as of December 31, 1996 and September 30, 1997, included in the FLAG Financial Statements delivered prior to the date of this Agreement or reflected in the notes thereto. No FLAG Entity has incurred or paid any Liability since September 30, 1997, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect or (ii) in connection with the transactions contemplated by this Agreement.

         6.7. Absence of Certain Changes or Events. Since December 31, 1996, except as disclosed in the FLAG Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 6.7 of the FLAG Disclosure Memorandum, (i) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, and (ii) the FLAG Entities have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of FLAG provided in Article 7.

         6.8.     Tax Matters.

                  (a) All Tax Returns required to be filed by or on behalf of any of the FLAG Entities have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1996, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a FLAG Material Adverse Effect, and all Tax Returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a FLAG Material Adverse Effect, except as reserved against in the FLAG Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 6.8 of the FLAG Disclosure Memorandum. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid. There are no Liens with respect to Taxes upon any of the Assets of the FLAG Entities, except for any such Liens which are not reasonably likely to have a FLAG Material Adverse

Effect or with respect to which the Taxes are not yet due and payable.

                  (b) None of the FLAG Entities has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

                  (c) The provision for any Taxes due or to become due for any of the FLAG Entities for the period or periods through and including the date of the respective FLAG Financial Statements that has been made and is reflected on such FLAG Financial Statements is sufficient to cover all such Taxes.

                  (d) Deferred Taxes of the FLAG Entities have been provided for in accordance with GAAP.

                  (e) None of the FLAG Entities is a party to any Tax allocation or sharing agreement and none of the FLAG Entities has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was FLAG) or has any Liability for Taxes of any Person (other than FLAG and its Subsidiaries) under Treasury Regulation Section
1. 1502-6 (or any similar provision of state, local or foreign Law) as a transferee or successor or by Contract or otherwise.

                  (f) Each of the FLAG Entities is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect.

                  (g) Except as disclosed in Section 6.8 of the FLAG Disclosure Memorandum, none of the FLAG Entities has made any payments, is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments that would be disallowed as a deduction under Sections 280G or 162(m) of the Internal Revenue Code.

                  (h) There has not been an ownership change, as defined in Internal Revenue Code Section 382(g), of the FLAG Entities that occurred during or after any Taxable Period in which the FLAG Entities incurred a net operating loss that carries over to any Taxable Period ending after December 31, 1996.

                  (i) No FLAG Entity has or has had in any foreign country a permanent establishment, as defined in any applicable tax treaty or convention between the United States and such foreign country.

                  (j) All material elections with respect to Taxes affecting the FLAG Entities have been or will be timely made.

         6.9. Allowance for Possible Loan Losses. The Allowance shown on the consolidated balance sheets of FLAG included in the most recent FLAG Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the consolidated balance sheets of FLAG included in the FLAG Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for all known or reasonably anticipated losses relating to or inherent in the loan and lease portfolios
(including accrued interest receivables) of the FLAG Entities and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the FLAG Entities as of the dates thereof, except where the failure of such Allowance to be so adequate is not reasonably likely to have a FLAG Material Adverse Effect.

         6.10.    Assets.

                  (a) Except as disclosed in Section 6.10 of the FLAG Disclosure Memorandum or as disclosed or reserved against in the FLAG Financial Statements delivered prior to the date of this Agreement, the FLAG Entities have good and marketable title, free and clear of all Liens, to all of their respective Assets, except for any such Liens or other defects of title which are not reasonably likely to have a FLAG Material Adverse Effect. All tangible properties used in the businesses of the FLAG Entities are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with FLAG's past practices.

                  (b) All Assets which are material to FLAG's business on a consolidated basis, held under leases or subleases by any of the FLAG Entities, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect.

                  (c) The FLAG Entities  currently maintain insurance similar in amounts, scope and coverage to that maintained by other peer banking organizations. None of the FLAG Entities has received notice from any insurance carrier that (i) any policy of insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no claims for amounts exceeding in any individual case $25,000 pending under such policies of insurance and no notices of claims in excess of such amounts have been given by any FLAG Entity under such policies.

                  (d) The Assets of the FLAG Entities include all Assets required to operate the business of the FLAG Entities as presently conducted.

         6.11. Intellectual Property. Each FLAG Entity owns or has a license to use all of the Intellectual Property used by such FLAG Entity in the course of its business. Each FLAG Entity is the owner of or has a license to any Intellectual Property sold or licensed to a third party by such FLAG Entity in connection with such FLAG Entity's business operations, and such FLAG Entity has the right to convey by sale or license any Intellectual Property so conveyed. No FLAG Entity is in Default under any of its Intellectual Property licenses. No proceedings have been instituted, or are pending or to the Knowledge of FLAG threatened, which challenge the rights of any FLAG Entity with respect to Intellectual Property used, sold or licensed by such FLAG Entity in the course of its business, nor has any person claimed or alleged any fights to such Intellectual Property. The conduct of the business of the FLAG Entities does not infringe any Intellectual Property of any other person. Except as disclosed in
Section 6.11 of the FLAG Disclosure Memorandum, no FLAG Entity is obligated to pay any recurring royalties to any Person with respect to any such Intellectual Property.

         6.12.    Environmental Matters.

                  (a) To the Knowledge of FLAG, each FLAG Entity, its Participation Facilities, and its Operating Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect.

                  (b) To the Knowledge of FLAG, there is no Litigation pending or threatened before any court, governmental agency, or authority or other forum in which any FLAG Entity or any of its Operating Properties or Participation
Facilities (or FLAG in respect of such Operating Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the emission, migration, release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by any FLAG Entity or any of its Operating Properties or Participation Facilities or any neighboring property, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, nor is there any reasonable basis for any Litigation of a type described in this sentence, except such as is not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect.

                  (c) During the period of (i) any FLAG Entity's ownership or operation of any of their respective current properties, (ii) any FLAG Entity's participation in the management of any Participation Facility or any Operating Property, there have been no emissions, migrations, releases, discharges, spillages, or disposals of Hazardous Material in, on, at, under, adjacent to, or affecting (or potentially affecting) such properties or any neighboring properties, except such as are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect. Prior to the period of (i) any FLAG Entity's ownership or operation of any of their respective current properties, (ii) any FLAG Entity's participation in the management of any Participation Facility or any Operating Property, to the Knowledge of FLAG, there were no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, or affecting any such property, Participation Facility or Operating Property, except such as are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect.

         6.13. Compliance with Laws. FLAG is duly registered as a savings and loan holding company under the HOLA, and at the Effective Time, Flag will be duly registered as a bank holding company under the Federal and state bank holding company statutes. Each FLAG Entity has in effect all Permits necessary for it to own, lease or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect. Except as disclosed in Section 6.13 of the FLAG Disclosure Memorandum, none of the FLAG Entities:

                  (a) is in Default under any of the provisions of its Articles of Incorporation or Bylaws (or other governing instruments); or

                  (b) is in Default under any Laws, Orders or Permits applicable to its business or employees conducting its business, except for Defaults which are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect; or

                  (c) since January 1, 1993, has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any FLAG Entity is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, or (iii) requiring any FLAG Entity to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

Copies of all material reports, correspondence, notices and other documents relating to any inspection, audit, monitoring or other form of review or enforcement action by a Regulatory Authority have been made available to Three Rivers.

         6.14. Labor Relations. No FLAG Entity is the subject of any Litigation asserting that it or any other FLAG Entity has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other FLAG Entity to bargain with any labor organization as to wages or conditions of employment, nor is any FLAG Entity party to any collective bargaining agreement, nor is there any strike or other labor dispute involving any FLAG Entity, pending or threatened, or to the Knowledge of FLAG, is there any activity involving any FLAG Entity's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

         6.15.    Employee Benefit Plans.

                  (a) FLAG has disclosed in Section 6.15 of the FLAG Disclosure Memorandum and has delivered or made available to Three Rivers prior to the execution of this Agreement copies in each case of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any FLAG Entity or ERISA Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "FLAG Benefit Plans"). Any of the FLAG Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "FLAG ERISA Plan." Each FLAG ERISA Plan which is also a "defined benefit plan" (as defined in Section 4140) of the Internal Revenue Code) is referred to herein as a "FLAG Pension Plan." No FLAG Pension Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

                  (b) All FLAG Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect. Each FLAG ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and FLAG is not aware of any circumstances likely to result in revocation of any such favorable determination letter. To the Knowledge of Flag, no FLAG Entity has engaged in a transaction with respect to any FLAG Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any FLAG Entity to a Tax imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect.

                  (c) No FLAG Pension Plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, based on actuarial assumptions set forth for such plan's most recent actuarial valuation. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of a FLAG Pension Plan, (ii) no change in the actuarial assumptions with respect to any FLAG Pension Plan, and (iii) no increase in benefits under any FLAG Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect or materially adversely affect the funding status of any such plan. Neither any FLAG Pension Plan nor any

"single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any FLAG Entity, or the single-employer plan of any ERISA Affiliate has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA, which is reasonably likely to have a FLAG Material Adverse Effect. No FLAG Entity has provided, or is required to provide, security to a FLAG Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 40 1
(a)(29) of the Internal Revenue Code.

                  (d) Within the six-year period preceding the Effective Time, no Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any FLAG Entity with respect to any ongoing, frozen or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to have a FLAG Material Adverse Effect. No FLAG Entity has incurred any withdrawal Liability with respect to a multiemployer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have a FLAG Material Adverse Effect. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any FLAG Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

                  (e) Except as disclosed in Section 6.15 of the FLAG Disclosure Memorandum, no FLAG Entity has any Liability for retiree health and life benefits under any of the FLAG Benefit Plans and there are no restrictions on the rights of such FLAG Entity to amend or terminate any such retiree health or benefit Plan without incurring any Liability thereunder, which Liability is reasonably likely to have a FLAG Material Adverse Effect.

                  (f) Except as disclosed in Section 6.15 of the FLAG Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any FLAG Entity from any FLAG Entity under any FLAG Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any FLAG Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit, where such payment, increase, or acceleration is reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect.

                  (g) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any FLAG Entity and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the FLAG Financial Statements to the extent required by and in accordance with GAAP.

         6.16. Material Contracts. Except as disclosed in Section 6.16 of the FLAG Disclosure Memorandum or otherwise reflected in the FLAG Financial Statements, none of the FLAG Entities, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $50,000, (ii) any Contract relating to the borrowing of money by any FLAG Entity or the guarantee by any FLAG Entity of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, and Federal Home Loan Bank advances of depository institution Subsidiaries, trade payables and Contracts relating to borrowings or guarantees made in the ordinary course of business),
(iii) any Contract which prohibits or restricts any FLAG Entity from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person, (iv) any Contract between or among FLAG Entities, (v) any Contract relating to the provision of data processing, network communication, or other technical services to or by any FLAG Entity, (vi) any exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial Contract, or any other interest rate or foreign currency protection Contract not included on its balance sheet which is a financial derivative Contract, or (vii) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by FLAG with the SEC as of the date of this Agreement that has not been filed as an exhibit to FLAG's Form 10-K filed for the fiscal year ended December 31, 1996, or in an SEC Document and identified to Three Rivers (together with all Contracts referred to in Sections 6.10 and 6.15(a), the "FLAG Contracts"). With respect to each FLAG Contract and except as disclosed in Section 6.16 of the FLAG Disclosure
Memorandum: (i) the Contract is in full force and effect; (ii) no FLAG Entity is in Default thereunder, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect; (iii) no FLAG Entity has repudiated or waived any material provision of any such Contract- and (iv) no other party to any such Contract is, to the Knowledge of FLAG, in Default in any respect, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, or has repudiated or waived any material provision thereunder. Except as disclosed in Section 6.16 of the FLAG Disclosure Memorandum, no officer, director or employee of any FLAG Entity is party to any Contract which restricts or prohibits such officer, director or employee from engaging in activities competitive with any Person, including any FLAG Entity. All of the indebtedness of any FLAG Entity for money borrowed is prepayable at any time by such FLAG Entity without penalty or premium.

         6.17. Legal Proceedings. There is no Litigation instituted or pending, or, to the Knowledge of FLAG, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any FLAG Entity, or against any director, employee or employee benefit plan of any FLAG Entity, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any FLAG Entity, that are reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect. Section 6.17-of the FLAG Disclosure Memorandum contains a summary of all Litigation as of the date of this Agreement to which any FLAG Entity is a party and which names a FLAG Entity as a defendant or cross-defendant or for which any FLAG Entity has any potential Liability.

         6.18. Reports. Since January 1, 1993, each FLAG Entity has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         6.19. Statements True and Correct. No statement, certificate, instrument or other writing furnished or to be furnished by any FLAG Entity to Three Rivers pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any FLAG Entity for inclusion in any registration statement to be filed by FLAG with the SEC, will, when such registration statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the documents to be filed by any FLAG Entity with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that any FLAG Entity thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

         6.20. Accounting, Tax and Regulatory Matters. No FLAG Entity has taken or agreed to take any action or has any knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying for pooling of interest accounting treatment and as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9 1(b) or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

         6.21. Charter Provisions. Each FLAG Entity has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of any FLAG Entity or restrict or impair the ability of FLAG or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any FLAG Entity that may be directly or indirectly acquired or controlled by them.

         6.22. Board Recommendation. The Board of Directors of FLAG, at a meeting duly called and held, has by unanimous vote of those directors present (who constituted all of the directors then in office) determined that this Agreement and the transactions contemplated hereby, including the Merger, taken together, are fair to and in the best interests of the shareholders.

         6.23.    Y2K.

         FLAG is in compliance with all policies and directives issued by Regulatory Authorities with respect to preparedness for year 2000 data processing and other operations. Section 6.23 of the FLAG Disclosure Memorandum sets forth a summary of the steps taken by FLAG to ensure such compliance.

                                   ARTICLE 7.
                    CONDUCT OF BUSINESS PENDING CONSUMMATION

         7.1. Affirmative Covenants of Three Rivers. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of FLAG shall have been obtained, and except (i) for the right granted by Three Rivers to Dr. Bell to purchase, prior to the Closing, that certain life insurance policy no. 4780194 issued by Woodmen of the World Life Insurance Society, for the current cash surrender value of approximately $190,000, (the "Insurance Plan Transfer Right"), and (ii) as otherwise expressly contemplated herein, Three Rivers shall and shall cause each of its Subsidiaries to (a) operate its business only in the usual, regular, and ordinary course, (b) preserve intact its business organization and Assets and maintain its rights and franchises, and (c) take no action which would (i) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of
Section 9.1(b) or 9.1(c), or (ii) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

         7.2.  Negative  Covenants  of  Three  Rivers.  From  the  date  of this
Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of FLAG shall have been obtained, and except (i) for the Insurance Plan Transfer Right, and (ii) as otherwise expressly contemplated herein, Three Rivers covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following:

                  (a) amend the Articles of Incorporation, Bylaws or other governing instruments of any Three Rivers Entity, or

                  (b) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a Three Rivers Entity to another Three Rivers Entity) in excess of an aggregate of $100,000 (for the Three Rivers

Entities on a consolidated basis) except in the ordinary course of the business of Three Rivers Subsidiaries consistent with past practices (which shall include, for Three Rivers Subsidiaries that are depository institutions, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any Asset of any Three Rivers Entity of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in Section 7.2(b) of the Three Rivers Disclosure Memorandum); or

                  (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any Three Rivers Entity, or declare or pay any dividend or make any other distribution in respect of Three Rivers' capital stock; or

                  (d) except for this Agreement, or pursuant to the exercise of stock options outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereof, or as disclosed in Section 7.2(d) of the Three Rivers Disclosure Memorandum, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Three Rivers Common Stock or any other capital stock of any Three Rivers Entity, or any stock appreciation rights, or any option, warrant, or other Equity Right; or

                  (e) adjust, split, combine or reclassify any capital stock of any Three Rivers Entity or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Three Rivers Common Stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber any Asset having a book value in excess of $100,000 other than in the ordinary course of business for reasonable and adequate consideration or any shares of capital stock of any Three Rivers Subsidiary (unless any such shares of stock are sold or otherwise transferred to another Three Rivers Entity); or

                  (f) except for loans made in the ordinary course of its business, make any material investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly owned Three Rivers Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, (ii) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity, or (iii) the creation of new wholly owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement; or

                  (g) grant any increase in compensation or benefits to the employees or officers of any Three Rivers Entity, except in accordance with past practice specifically disclosed in Section 7.2(g) of the Three Rivers Disclosure

Memorandum or as required by Law; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement and disclosed in Section 7.2(g) of the Three Rivers Disclosure Memorandum; and enter into or amend any severance agreements with officers of any Three Rivers Entity; grant any material increase in fees or other increases in compensation or other benefits to directors of any Three Rivers Entity except in accordance with past practice disclosed in Section 7.2(g) of the Three Rivers Disclosure Memorandum; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits or other Equity Rights; or

                  (h) enter into or amend any employment Contract between any Three Rivers Entity and any Person having a salary thereunder in excess of $50,000 per year (unless such amendment is required by Law) that the Three Rivers Entity does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

                  (i) adopt any new employee benefit plan of any Three Rivers Entity or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans of any Three Rivers Entity other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such employee benefit plans, except as required by Law, the terms of such plans or consistent with past practice; or

                  (j) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

                  (k) commence any Litigation other than in accordance with past practice or except as set forth in Section 7.2(k) of the Three Rivers Disclosure Memorandum, settle any Litigation involving any Liability of any Three Rivers Entity for material money damages or restrictions upon the operations of any Three Rivers Entity; or

                  (l) except in the ordinary course of business, enter into, modify, amend or terminate any material Contract (including any loan Contract with an unpaid balance exceeding $50,000) or waive, release, compromise or assign any material rights or claims.

         7.3. Affirmative Covenants of FLAG. (a)From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Three Rivers shall have been obtained, and except (i) for that certain acquisition by merger of Middle Georgia Bancshares, Inc. (the "Middle Georgia Merger"), and (ii) as otherwise expressly contemplated herein, FLAG shall and shall cause each of its Subsidiaries to (a) operate its business only in the usual, regular, and ordinary course, (b) preserve intact its business organization and Assets and maintain its rights and franchises, and
(c) take no action which would (i) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of Section 9.1(b) or 9.1(c), or (ii) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

                  (b) From and after the date on which the Bank of Milan is merged with and into Citizens Bank, the board of directors of the Bank of Milan shall be permitted to continue as an advisory board of directors with regards to the operations of the surviving corporation, which will operate under the trade name "Bank of Milan."

         7.4. Negative Covenants of FLAG. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Three Rivers shall have been obtained, and except
(i) for the Middle Georgia Merger and (ii) as otherwise expressly contemplated herein, FLAG covenants and agrees that it will not do or agree or continue to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following:

                  (a) amend the Articles of Incorporation or Bylaws of FLAG in any manner adverse to the holders of Three Rivers Common Stock, or

                  (b) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a FLAG Entity to another FLAG Entity) in excess of an aggregate of $100,000 (for the FLAG Entities on a consolidated basis) except in the ordinary course of the business of FLAG
Subsidiaries consistent with past practices (which shall include, for FLAG Subsidiaries that are depository institutions, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any Asset of any FLAG Entity of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in the FLAG Disclosure Memorandum); or

                  (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any FLAG Entity, or declare or pay any dividend or make any other distribution in respect of FLAG's capital stock, other than its regular quarterly cash dividends; or

                  (d) except for this Agreement, or pursuant to the exercise of stock options outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereof, or as disclosed in, Section 7.4 of the FLAG Disclosure Memorandum, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of FLAG Common Stock or any other capital stock of any FLAG Entity, or any stock appreciation rights, or any option, warrant, or other Equity Right; or

                  (e) adjust, split, combine or reclassify any shares of FLAG Capital Stock or issue or authorize the issuance of any other securities in respect of or in substitution for shares of FLAG Capital Stock or sell, lease, mortgage or otherwise dispose of or otherwise encumber any Asset having a book value in excess of $100,000 other than in the ordinary course of business for reasonable and adequate consideration or any shares of capital stock of any FLAG Subsidiary (unless any such shares of stock are sold or otherwise transferred to another FLAG Entity); or

                  (f) make any material investment, either by purchase of stock of securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly owned FLAG Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, (ii) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity, or
(iii) the creation of new Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement; or

                  (g) grant any increase in compensation or benefits to the employees or officers of any FLAG Entity, except in accordance with past practice disclosed in Section 7.4(g) of the FLAG Disclosure Memorandum or as required by Law; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement and disclosed in Section 7.4(g) of the FLAG Disclosure Memorandum or the provisions of any applicable program or plan adopted by its Board of Directors prior to the date of this Agreement; enter into or amend any severance agreements with officers of any FLAG Entity; grant any material increase in fees or other increases in compensation or other benefits to directors of any FLAG Entity except in accordance with past practice disclosed in Section 7.4(g) of the FLAG Disclosure Memorandum- or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits or other Equity Rights; or

                  (h) enter into or amend any employment Contract between any FLAG Entity and any Person having a salary thereunder in excess of $50,000 per year (unless such amendment is required by Law) that the FLAG Entity does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time;

                  (i) adopt any new employee benefit plan of any FLAG Entity or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans of any FLAG Entity other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such employee benefit plans except as required by Law, the terms of such plans, or consistent with past practice; or

                  (j) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in applicable Tax Laws or regulatory accounting requirements or GAAP; or

                  (k) commence any Litigation other than in accordance with past practice or settle any Litigation involving any Liability of any FLAG Entity for material money damages or restrictions upon the operations of any FLAG Entity; or

                  (l) except in the ordinary course of business, enter into, modify, amend or terminate any material Contract (including any loan Contract with an unpaid balance exceeding $50,000) or waive, release, compromise or assign any material rights or claims.

         7.5. Adverse Changes in Condition. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Three Rivers Material Adverse Effect or a FLAG Material Adverse Effect, as applicable, or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

         7.6. Reports. Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the SEC will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.

                                   ARTICLE 8.
                              ADDITIONAL AGREEMENTS

         8.1. Shareholder Approval. Three Rivers shall call a Shareholders' Meeting, to be held as soon as reasonably practicable, for the purpose of voting upon approval of this Agreement and such other related matters as it deems appropriate. In connection with the Shareholders' Meeting, the Board of Directors of Three Rivers shall recommend to its shareholders, subject to the conditions in such authorization and recommendation by the Board of Directors, the approval of the matters submitted for approval (subject to the Board of Directors of Three Rivers, as applicable, after having consulted with and considered the advice of outside counsel, reasonably determining in good faith that the making of such recommendation, or the failure to withdraw or modify its recommendation, would constitute a breach of fiduciary duties of the members of such Board of Directors to Three Rivers' shareholders, under applicable law), and the Board of Directors and officers of Three Rivers shall use their reasonable efforts to obtain such shareholders' approval (subject to the Board of Directors of Three Rivers after having consulted with and considered the advice of outside counsel, reasonably determining in good faith that the taking of such actions would constitute a breach of fiduciary duties of the members of such Board of Directors to Three Rivers' shareholders, under applicable law).

         8.2. Applications. FLAG shall promptly prepare and file, and Three Rivers shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement. The Parties shall deliver to each other copies of all filings, correspondence and orders to and from all Regulatory Authorities in connection with the transactions contemplated hereby.

         8.3. Filings with State Offices. Upon the terms and subject to the conditions of this Agreement, FLAG shall execute and file the Certificate of Merger with the Secretary of State of the State of Georgia in connection with the Closing.

         8.4. Agreement as to Efforts to Consummate. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

         8.5.     Investigation and Confidentiality.

                  (a) Prior to the Effective Time, each Party shall keep the other Party advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby, and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party.

                  (b) Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.

                  (c) Each Party shall use its reasonable efforts to exercise its rights under confidentiality agreements entered into with Persons which were considering an Acquisition Proposal with respect to such Party to preserve the confidentiality of the information relating to such Party and its Subsidiaries provided to such Persons and their Affiliates and Representatives.

                  (d) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have a Three Rivers Material Adverse Effect or a FLAG Material Adverse Effect, as applicable.

         8.6. Press Releases. Prior to the Effective Time, Three Rivers and FLAG shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section 8.6 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

         8.7. Certain Actions. Except with respect to this Agreement and the transactions contemplated hereby, no Three Rivers Entity nor any Representatives thereof retained by any Three Rivers Entity shall directly or indirectly solicit any Acquisition Proposal by any Person, except to the extent the Board of Directors of Three Rivers, after having consulted with and considered the advice of outside counsel, reasonably determines in good faith that the failure to take such actions would constitute a breach of fiduciary duties of the members of such Board of Directors to Three Rivers' shareholders, under applicable Law, no Three Rivers Entity or Representative thereof shall furnish any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any Contract with respect to, any Acquisition Proposal, but Three Rivers may communicate information about such an Acquisition Proposal to its shareholders if and to the extent that it is required to do so in order to comply with its legal obligations. Three Rivers shall promptly advise FLAG following the receipt of any Acquisition Proposal and the details thereof, and advise FLAG of any developments with respect to such Acquisition Proposal. Promptly upon the occurrence thereof, Three Rivers shall (i) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and
(ii) direct and use its reasonable efforts to cause its Representatives not to engage in any of the foregoing.

         8.8. Accounting and Tax Treatment. Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Merger, and to take no action which would cause the Merger not to qualify for pooling of interest accounting treatment and as a "reorganization" within the meaning of Section 368(a) of the

Internal Revenue Code for federal income tax purposes.

         8.9. Charter Provisions. Each Party shall take, and shall cause its Subsidiaries to take, all necessary action to ensure that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of such Party or any of its Subsidiaries or restrict or impair the ability of FLAG or any of its Subsidiaries.

         8.10.  Agreements of Affiliates.  Three Rivers has disclosed in Section
8.10 of the Three Rivers Disclosure Memorandum all Persons whom it reasonably believes is an "affiliate" of Three Rivers for purposes of Rule 145 under the 1933 Act. Three Rivers shall use its reasonable efforts to cause each such Person to deliver to FLAG not later than 30 days after the date of this Agreement, a written agreement, substantially in the form of Exhibit 1, providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of Three Rivers Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of FLAG Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder. FLAG shall be entitled to place restrictive legends upon certificates for shares of FLAG Common Stock issued to affiliates of Three Rivers pursuant to this Agreement to enforce the provisions of this Section 8.10, subject to the provisions of Section 4.3 of this Agreement.

         8.11. Employee Benefits and Contracts. Following the Effective Time, FLAG shall either (i) continue to provide to officers and employees of the Three Rivers Entities employee benefits under Three Rivers' existing employee benefit and welfare plans or, (ii) if FLAG shall determine to provide to officers and employees of the Three Rivers Entities employee benefits under other employee benefit plans and welfare plans, provide generally to officers and employees of the Three Rivers Entities employee benefits under employee benefit and welfare plans (other than stock option or other plans involving the potential issuance of FLAG Common Stock), on terms and conditions which when taken as a whole are substantially similar to those currently provided by the FLAG Entities to their similarly situated officers and employees. For purposes of participation and vesting (but not accrual of benefits) under FLAG's employee benefit plans, (i) service under any qualified defined benefit plan of Three Rivers shall be treated as service under FLAG's defined benefit plan, if any, (ii) service under any qualified defined contribution plans of Three Rivers shall be treated as service under FLAG's qualified defined contribution plans, and (iii) service under any other employee benefit plans of Three Rivers shall be treated as service under any similar employee benefit plans maintained by FLAG. With respect to officers and employees of the Three Rivers Entities who, at or after the Effective Time, become employees of a FLAG Entity and who, immediately prior to the Effective Time, are participants in one or more employee welfare benefit plans maintained by the Three Rivers Entities, FLAG shall cause each comparable employee welfare benefit plan which is substituted for a Three Rivers welfare benefit plan to waive any evidence of insurability or similar provision, to provide credit for such participation prior to such substitution with regard to the application of any pre-existing condition limitation, and to provide credit towards satisfaction of any deductible or out-of-pocket provisions for expenses incurred by such participants during the period prior to such substitution, if any, that overlaps with the then current plan year for each such substituted employee welfare benefit plans. FLAG also shall cause the Surviving Corporation and its Subsidiaries to honor in accordance with their terms all employment, severance, consulting and other compensation Contracts disclosed in Section 8.11 of the Three Rivers Disclosure Memorandum to FLAG between any Three Rivers Entity and any current or former director, officer, or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the Three Rivers Benefit Plans.

         8.12.    Indemnification.

                  (a) Subject to the conditions set forth in paragraph (b) below, for a period of six years after the Effective Time, FLAG shall, as the Surviving Corporation, indemnify, defend and hold harmless each person entitled to indemnification from a Three Rivers Entity (each, an "Indemnified Party") against all Liabilities arising out of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the fullest extent permitted under Georgia Law and by Three Rivers' Articles of Incorporation and Bylaws as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any Litigation. Without limiting the foregoing, in any case in which approval by FLAG is required to effectuate any indemnification, FLAG shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between FLAG and the Indemnified Party.

                  (b) Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 8.12, upon learning of any such Liability or Litigation, shall promptly notify FLAG thereof. In the event of any such Liability or Litigation (whether arising before or after the Effective Time),
(i) FLAG shall have the right to assume the defense thereof (provided FLAG acknowledges responsibility for such indemnification) and FLAG shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if FLAG elects not to assume such defense or counsel for the Indemnified Parties advises that there are substantive issues which raise conflicts of interest between FLAG and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and FLAG shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, that FLAG shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction, (ii) the Indemnified Parties will cooperate in the defense of any such Litigation, and
(iii) FLAG shall not be liable for any settlement effected without its prior written consent; and provided further that FLAG shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

                                   ARTICLE 9.
                CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

         9.1. Conditions to Obligations of Each Party. The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.6:

                  (a) Shareholder Approval. The shareholders of Three Rivers shall have approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law or by the provisions of any governing instruments. The shareholders of FLAG shall have approved the issuance of shares of FLAG Common Stock pursuant to the Merger, as and to the extent required by Law, by the provisions of any governing instruments, or by the rules of the NASD.

                  (b) Regulatory Approvals. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of either Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, such Party would not, in its reasonable judgment, have entered into this Agreement.

                  (c) Consents and Approvals. Each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 9.1(b)) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Three Rivers Material Adverse Effect or a FLAG Material Adverse Effect, as applicable. No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of either Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, such Party would not, in its reasonable judgment, have entered into this Agreement.

                  (d) Legal Proceedings. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement.

                  (e) Tax Matters. Each Party shall have received a written opinion of counsel from Powell, Goldstein, Frazer & Murphy LLP, in form reasonably satisfactory to such Parties (the "Tax Opinion"), to the effect that
(i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (ii) the exchange in the Merger of Three Rivers Common Stock for FLAG Common Stock will not give rise to gain or loss to the shareholders of Three Rivers with respect to such exchange (except to the extent of any cash received), and (iii) none of Three Rivers or FLAG will recognize gain or loss as a consequence of the Merger (except for amounts resulting from any required change in accounting methods and any income and deferred gain recognized pursuant to Treasury regulations issued under Section 1502 of the Internal Revenue Code). In rendering such Tax Opinion, such counsel shall be entitled to rely upon representations of officers of Three Rivers and FLAG reasonably satisfactory in form and substance to such counsel.

                  (f)   Employment   Matters.   J.  Preston  Martin  shall  have
negotiated a mutually satisfactory employment relationship with FLAG, as the Surviving Corporation.

         9.2. Conditions to Obligations of FLAG. The obligations of FLAG to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by FLAG pursuant to Section 11.6(a):

                  (a)  Representations  and  Warranties.  For  purposes  of this
Section 9.2(a), the accuracy of the representations and warranties of Three Rivers set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties set forth in Section 5.3 shall be true and correct (except for inaccuracies which are de minimus in amount). The representations and warranties set forth in Sections 5.20 and 5.21 shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of Three Rivers set forth in this Agreement (including the representations and warranties set forth in Sections 5.3, 5.20 and 5.21) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Three Rivers Material Adverse Effect; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" of "Material Adverse Effect" or to the "Knowledge" of any Person shall be deemed not to include such qualifications.

                  (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of Three Rivers to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

                  (c)  Certificates.  Three Rivers shall have  delivered to FLAG
(i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its secretary, to the effect that to the best of their Knowledge the conditions set forth in Section 9.1 as relates to Three Rivers and in Section 9.2(a) and 9.2(b) have been satisfied; provided, however, that the representations, warranties and covenants to which such certificate relates shall not been deemed to have survived the Closing, and (ii) certified copies of resolutions duly adopted by Three Rivers' Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as FLAG and its counsel shall request.

                  (d) Opinion of Counsel. FLAG shall have received an opinion of Morris, Manning & Martin, L.L.P., counsel to Three Rivers, dated as of the Closing, in form reasonably satisfactory to FLAG, as to the matters set forth in
Exhibit 2.

                  (e) Affiliates Agreements. FLAG shall have received from each affiliate of Three Rivers and FLAG the affiliates letter referred to in Section 8.10.

                  (f) Claims Letters. Each of the directors and officers of Three Rivers and Bank of Milan shall have executed and delivered to FLAG letters in substantially the form of Exhibit 3.

         9.3. Conditions to Obligations of Three Rivers. The obligations of Three Rivers to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Three Rivers pursuant to Section 11.6(b):

                  (a)  Representations  and  Warranties.  For  purposes  of this
Section 9.3(a), the accuracy of the representations and warranties of FLAG set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties set forth in
Section 6.3 shall be true and correct (except for inaccuracies which are de minimus in amount). The representations and warranties of FLAG set forth in
Section 6.20 and 6.21 shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of FLAG set forth in this Agreement (including the representations and warranties set forth in Sections 6.3, 6.20 and 6.21) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a FLAG Material Adverse Effect; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or to the "Knowledge" of any Person shall be deemed not to include such qualifications.

                  (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of FLAG to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

                  (c)  Certificates.  FLAG shall have  delivered to Three Rivers
(i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that to the best of their knowledge the conditions set forth in Section 9.1 as relates to FLAG and in Section 9.3(a) and 9.3(b) have been satisfied; provided, however, that the representations, warranties and covenants to which such certificate relates shall not been deemed to have survived the Closing, and (ii) certified copies of resolutions duly adopted by FLAG's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Three Rivers and its counsel shall request.

                  (d) Opinion of Counsel. Three Rivers shall have received an opinion of Powell, Goldstein, Frazer & Murphy LLP, counsel to FLAG, dated as of the Effective Time, in form reasonably acceptable to Three Rivers, as to the matters set forth in Exhibit 4.

                                                       ARTICLE 10.
                                                       TERMINATION

         10.1. Termination. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the shareholders of Three Rivers and FLAG or both, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time.

                  (a)      By mutual consent of FLAG and Three Rivers; or

                  (b) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach and which breach is reasonably likely, in the opinion of the non-breaching Party, to have, individually or in the aggregate, a Three Rivers Material Adverse Effect or a FLAG Material Adverse Effect, as applicable, on the breaching Party; or

                  (c) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

                  (d) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the shareholders of Three Rivers fail to vote their approval of the matters relating to this Agreement and the transactions contemplated hereby at the Shareholders' Meetings where such matters were presented to such shareholders for approval and voted upon; or

                  (e) By either Party in the event that the Merger shall not have been consummated by June 30, 1998, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this
Section 10.1(e); or

                  (f) By the Board of Directors of FLAG, at any time prior to 5:00 p.m. Eastern time, on March 13, 1998, without any Liability if it determines in its reasonable good faith judgment that the Asset quality of Three Rivers, the status of litigation involving Three Rivers (or any other liability or undisclosed contingency of Three Rivers), or any information in the Three Rivers Disclosure Memorandum are materially less favorable to FLAG than as set forth in materials previously disclosed or provided to FLAG by Three Rivers; or

                  (g) By the Board of Directors of Three Rivers, at any time prior to 5:00 p.m. Eastern time, on March 13, 1998, without any Liability if it determines in its reasonable good faith judgment that the Asset quality of FLAG, the status of litigation involving FLAG (or any other liability or undisclosed contingency of FLAG), or any information in the FLAG Disclosure Memorandum are materially less favorable to Three Rivers than as set forth in materials previously disclosed or provided to Three Rivers by FLAG.

         10.2. Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1, this Agreement shall become void and have no effect, except that (i) the provisions of this Section
10.2 and Article 11 and Section 8.5(b) shall survive any such termination and abandonment, and (ii) a termination pursuant to Sections 10.1(b), 10.1(c) or 10.1(f) shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination.

         10.3. Non-Survival of Representations and Covenants. The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except this Section 10.3 and Articles 1, 2, 3, 4 and 11 and Section 8.10.

                                   ARTICLE 11.
                                  MISCELLANEOUS

         11.1.    Definitions.

                  (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

                  "1933 Act" shall mean the Securities Act of 1933, as amended.

                  "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Acquisition Proposal" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving the acquisition of such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, such Party or any of its Subsidiaries.

                  "Affiliate" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity, and in the case of Three Rivers, each shareholder of Three Rivers.

                  "Agreement" shall mean this Agreement and Plan of Merger, including the Exhibits, the FLAG Disclosure Memorandum and the Three Rivers Disclosure Memorandum delivered pursuant hereto and incorporated herein by reference.

                  "Assets" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, or any Affiliate of such Person and wherever located.

                  "Bank of Milan" shall mean Bank of Milan, a Georgia bank and a Three Rivers Subsidiary.

                  "BHC Act" shall mean the federal Bank Holding Company Act of 1956, as amended.

                  "Certificate of Merger" shall mean the Certificate of Merger to be executed by FLAG and Three Rivers and filed with the Secretary of State of the State of Georgia relating to the Merger as contemplated by Section 1.1.

                  "Closing  Date"  shall  mean the date on which  the  Closing occurs.

                  "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

                  "Contract" shall mean any written or oral agreement (provided such oral agreement is, in any one year period, in excess of $5,000 individually, or $25,000 in the aggregate), arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

                  "Default" shall mean (i) any breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, after failing to cure any such breach, violation, default, contravention or conflict within any applicable grace or cure period (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, any Contract, Law, Order, or Permit.

                  "Environmental Laws" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and other federal, state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other Laws relating to emissions, migrations, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution use, treatment, storage, disposal, generation, recycling, transport, or handling of any Hazardous Material.

                  "Equity Rights" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Equity Rights.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "Exhibits" 1 through 4, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

                  "FLAG Capital Stock" shall mean, collectively, the FLAG Common Stock, the FLAG Preferred Stock and any other class or series of capital stock of FLAG.

                  "FLAG Common Stock" shall mean the $1.00 par value common stock of FLAG.

                  "FLAG Disclosure Memorandum" shall mean the written information entitled "FLAG Financial Corporation Disclosure Memorandum" delivered prior to 5:00 p.m., Eastern time, on March 6, 1998 to Three Rivers describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto, unless it is clear from the disclosure of such information that it applies to other Sections.

                  "FLAG Entities" shall mean, collectively, FLAG and all FLAG Subsidiaries.

                  "FLAG Financial Statements" shall mean (i) the consolidated statements of condition (including related notes and schedules, if any) of FLAG as of September 30, 1997, and as of December 31, 1996 and 1995, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the nine months ended September 30, 1997, and for each of the three fiscal years ended December 31, 1996, 1995 and 1994, as filed by FLAG in SEC Documents, and (ii) the consolidated statements of condition of FLAG (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to September 30, 1997.

                  "FLAG Material Adverse Effect" shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of FLAG and its Subsidiaries, taken as a whole, or (ii) the ability of FLAG to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities,
(b) changes in generally accepted accounting principles or regulatory accounting principles generally applicable to savings associations and their holding companies, and (c) actions and omissions of FLAG (or any of its Subsidiaries) taken with the prior informed written Consent of Three Rivers in contemplation of the transactions contemplated hereby.

                  "FLAG Preferred Stock" shall mean the shares of preferred stock of FLAG.

                  "FLAG Subsidiaries" shall mean the Subsidiaries of FLAG, which shall include the FLAG Subsidiaries described in Section 6.4 and any corporation, bank, savings association, or other organization acquired as a Subsidiary of FLAG in the future and held as a Subsidiary by FLAG at the Effective Time.

                  "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

                  "GBCC" shall mean the Georgia Business Corporation Code.

                  "Hazardous Material" shall mean (i) any hazardous substance, hazardous constituent, hazardous waste, solid waste, special waste, regulated substance, or toxic substance (as those terms are listed, defined or regulated by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

                  "HOLA" shall mean the Home Owners' Loan Act of 1933, as amended.

                  "HSR Act" shall mean Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                  "Intellectual Property" shall mean copyrights, patents, trademarks, service marks, service names, trade names, applications therefor, and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, inventions, and other intellectual property rights.

                  "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                  "Knowledge" as used with respect to a FLAG Entity (including references to being aware of a particular matter) shall mean those facts that are known or should reasonably have been known after due inquiry by the chairman, president, chief financial officer, chief accounting officer, chief operating officer, chief credit officer, general counsel, any assistant or deputy general counsel, or any senior, executive or other vice president of such FLAG Entity. "Knowledge" as used with respect to a Three Rivers Entity (including references to being aware of a particular matter) shall mean those facts that are actually known (with no obligation of inquiry) by the president and chief executive officer of such Three Rivers Entity.

                  "Law" shall mean any code, law (including common law), ordinance, regulation, decision, judicial interpretation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

                  "Liability" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

                  "Lien" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business, and (iii) Liens which do not materially impair the use of or title to the Assets subject to such Lien.

                  "Litigation"  shall  mean any  action,  arbitration,  cause of action, claim, complaint, criminal prosecution, governmental or other examination or investigation, hearing, administrative or other proceeding relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

                  "Operating Property" shall mean any property owned, leased, or operated by the Party in question or by any of its Subsidiaries and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

                  "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

                  "Participation Facility" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

                  "Party" shall mean either Three Rivers or FLAG, and "Parties" shall mean both Three Rivers and FLAG.

                  "Permit" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.

                  "Person" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

                  "Regulatory Authorities" shall mean, collectively, the SEC, the NASD, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of Thrift Supervision (including its predecessor, the Federal Home Loan Bank Board), the Federal Deposit Insurance Corporation, the Georgia Department of Banking and Finance, and all other federal, state, county, local or other governmental or regulatory agencies, authorities (including self-regulatory authorities), instrumentalities, commissions, boards or bodies having jurisdiction over the Parties and their respective Subsidiaries.

                  "Representative" shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative engaged by a Person.

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                  "SEC  Documents"  shall  mean  all  forms,  proxy  statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

                  "Securities Laws" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

                  "Shareholders'   Meeting"   shall  mean  the  meeting  of  the
shareholders of Three Rivers to be held pursuant to Section 8.1, including any adjournment or adjournments thereof.

                  "Subsidiaries" shall mean all those corporations, associations, or other business entities of which the entity in question either
(i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), (ii) in the case of partnerships, serves as a general partner, (iii) in the case of a limited liability company, serves as a managing member, or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof

                  "Surviving Corporation" shall mean FLAG as the surviving corporation resulting from the Merger.

                  "Tax Return" shall mean any report, return, information return, or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

                  "Tax" or "Taxes" shall mean any federal, state, county, local, or foreign taxes, charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by the United States or any state, county, local or foreign government or subdivision or agency thereof, including any interest, penalties, and additions imposed thereon or with respect thereto.

                  "Three Rivers Common Stock" shall mean the $10.00 par value common stock of Three Rivers.

                  "Three Rivers Disclosure Memorandum" shall mean the written information entitled "Three Rivers Bancshares, Inc. Disclosure Memorandum" delivered prior to 5:00 p.m., Eastern time, on March 6, 1998 to FLAG describing in reasonable detail the matters contained therein and, with respect to each


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disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto, unless it is clear from the disclosure of such information that it applies to other Sections.

                  "Three Rivers Entities" shall mean, collectively, Three Rivers and all Three Rivers Subsidiaries.

                  "Three Rivers Financial Statements" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of Three Rivers as of September 30, 1997, and as of December 31, 1996 and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the nine months ended September 30, 1997, and for the Fiscal year ended December 31, 1996, and (ii) the consolidated balance sheets of Three Rivers (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) with respect to periods ended subsequent to September 30, 1997.

                  "Three Rivers Material Adverse Effect" shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of Three Rivers and its Subsidiaries, taken as a whole, or (ii) the ability of Three Rivers to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles or regulatory accounting principles generally applicable to banks and their holding companies, and (c) actions and omissions of Three Rivers (or any of its Subsidiaries) taken with the prior informed written Consent of FLAG in contemplation of the transactions contemplated hereby.

                  "Three Rivers Subsidiaries" shall mean the Subsidiaries of Three Rivers, which shall include the Three Rivers Subsidiaries described in
Section 5.4 and any corporation, bank, savings association, or other organization acquired as a Subsidiary of Three Rivers in the future and held as a Subsidiary by Three Rivers at the Effective Time.

                  (b) The terms set forth below shall have the meanings ascribed thereto in the referenced sections:

                  Allowance                                 Section 5.9
                  Certificates                              Section 4.1
                  Closing                                   Section 1.2
                  Effective Time                            Section 1.3
                  ERISA Affiliate                           Section 5.15(c)
                  Exchange Ratio                            Section 3.1(b)


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

                  FLAG Benefit Plans                        Section 6.15(a)
                  FLAG Contracts                            Section 6.16
                  FLAG ERISA Plan                           Section 6.15(a)
                  FLAG Pension Plan                         Section 6.15(a)
                  FLAG SEC Reports                          Section 6.5(a)
                  Insurance Plan Transfer Right             Section 7.1
                  Merger                                    Section 1.1
                  Middle Georgia Merger                     Section 7.3
                  Three Rivers Benefit Plans                Section 5.15(a)
                  Three Rivers Contracts                    Section 5.16
                  Three Rivers ERISA Plan                   Section 5.15(a)
                  Three Rivers Pension Plan                 Section 5.15(a)
                  Tax Opinion                               Section 9.1(h)

                  (c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

         11.2.    Expenses.

                  (a) Except as otherwise provided in this Section 11.2, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel.

                  (b) If this Agreement is terminated by FLAG pursuant to Sections 10.1(b), (c) or (d)(ii), Three Rivers shall pay to FLAG an amount equal to the lesser of $100,000 or FLAG's actual out of pocket expenses incurred in connection with the transactions contemplated by this Agreement.

                  (c) If this Agreement is terminated by Three Rivers pursuant to Sections 10.1(b) or (c), FLAG shall pay to Three Rivers an amount equal to the lesser of $100,000 or Three Rivers' actual out of pocket expenses incurred in connection with the transactions contemplated by this Agreement.

                  (d) Nothing contained in this Section 11.2 shall constitute or shall be deemed to constitute liquidated damages for the willful breach by a Party of the terms of this Agreement or otherwise limit the rights of the nonbreaching Party.

         11.3. Brokers and Finders. Each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its


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

representing or being retained by or allegedly representing or being retained by Three Rivers or by FLAG, each of Three Rivers and FLAG, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

         11.4. Entire Agreement. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement

         11.5. Amendments. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of each of the Parties, whether before or after shareholder approval of this Agreement has been obtained; provided, that after any such approval by the holders of Three Rivers Common Stock, there shall be made no amendment that pursuant to Sections 14-2-1101 and 14-2-1103 of the GBCC requires further approval by such shareholders without the further approval of such shareholders; and further provided, that after any such approval by the holders of FLAG Common Stock, the provisions of this Agreement relating to the manner or basis in which shares of Three Rivers Common Stock will be exchanged for shares of FLAG Common Stock shall not be amended after the Shareholders' Meetings in a manner adverse to the holders of FLAG Common Stock without any requisite approval of the holders of the issued and outstanding shares of FLAG Common Stock entitled to vote thereon.

         11.6.    Waivers.

                  (a) Prior to or at the Effective Time, FLAG, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Three Rivers, to waive or extend the time for the compliance or fulfillment by Three Rivers of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of FLAG under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of FLAG.

                  (b) Prior to or at the Effective Time, Three Rivers, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by FLAG, to waive or extend the time for the compliance or fulfillment by FLAG of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Three Rivers under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Three Rivers.

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

                  (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

         11.7. Assignment. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

         11.8. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

         Three Rivers:              Three Rivers Bancshares, Inc.
                                    Mount Zion Road
                                    Milan, GA  31060
                                    Telecopy Number:  (912) 362-4291
                                    Attention:  J. Preston Martin

         Copy to Counsel:           Morris, Manning & Martin
                                    1600 Atlanta Financial Center
                                    3343 Peachtree Road, NE
                                    Atlanta, GA  30326
                                    Telecopy Number:  (404) 365-9532
                                    Attention:  T. Daniel Brannan

         FLAG:                      FLAG Financial Corporation
                                    101 North Greenwood St.
                                    LaGrange, GA 30240
                                    Telecopy Number: (706) 845-5155
                                    Attention:  John S. Holle

         Copy to Counsel:           Powell Goldstein Frazer & Murphy LLP
                                    Sixteenth Floor
                                    191 Peachtree Street, N.E.
                                    Atlanta, GA 30303
                                    Telecopy Number: (404) 572-5958
                                    Attention:  Walter G. Moeling IV

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

         11.9. Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Georgia, without regard to any applicable conflicts of Laws.

         11.10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         11.11. Captions; Articles and Sections. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement.

         11.12. Interpretations. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

         11.13. Enforcement of Agreement. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         11.14. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.



                                          [SIGNATURES APPEAR ON NEXT PAGE]


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                  [SIGNATURES TO AGREEMENT AND PLAN OF MERGER]



         IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.



                                                 FLAG FINANCIAL CORPORATION


                                       By:        /s/ J. Daniel Speight, Jr.
                                                  --------------------------
                                                              President



                                                  THREE RIVERS BANCSHARES, INC.


                                       By:            /s/ J. Preston Martin
                                                      ---------------------
                                                              President


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